Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Number 333-167664) of Oasis Petroleum Inc. of our report dated March 10, 2011 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 10, 2011